UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 25, 2010
Date of earliest event reported: March 19, 2010

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

1.         Executive Compensation Program

            On March 19, 2010, the Compensation and Management Development (CMD) Committee of the Board of Directors (and the non-employee members of the Board of Directors with respect to Mr. Lundgren) of Macy's, Inc. (the "Company") approved a new compensation program for executives at the most senior level, including the Named Executives. The Named Executives in the Company’s 2009 proxy statement were Terry Lundgren, Karen Hoguet, Thomas Cole, Janet Grove, and Susan Kronick. The Named Executives in the Company’s 2010 proxy statement will be Terry Lundgren, Karen Hoguet, Julie Greiner, Ronald Klein and Susan Kronick.

Annual Bonus Program.    The CMD Committee redesigned the annual incentive bonus program to provide the CMD Committee with flexibility to exercise discretion with respect to bonus payments in a way that satisfies the requirements of Section 162(m) of the Internal Revenue Code. Under the redesigned program, the CMD Committee has established a bonus program under which the maximum bonus award payable to any participant will be based on a percentage of EBIT (earnings before interest and taxes) achieved for a fiscal year. For purposes of determining performance results, EBIT may be adjusted to eliminate the effects of asset impairments, restructurings, discontinued operations, extraordinary items, acquisitions, divestitures, other unusual or non-recurring items and the cumulative effect of tax or accounting changes, as determined in accordance with generally accepted accounting principles, as applicable.

            The maximum bonus award for fiscal 2010 will be 0.45% of EBIT for Mr. Lundgren and 0.25% of EBIT for each of the other Named Executives. No bonus, however, can exceed the 1992 Incentive Bonus Plan’s (the “1992 Bonus Plan”) per person maximum of $7 million. If EBIT for fiscal 2010, as adjusted as described above, is negative, none of the Named Executives will receive a bonus. In addition, no bonus will be payable if the Company does not achieve a net profit for the year, excluding the effects of asset impairments, restructurings, discontinued operations, extraordinary items, acquisitions, divestitures, other unusual or non-recurring items and the cumulative effect of tax or accounting changes, as determined in accordance with generally accepted accounting principles, as applicable.

            At the end of fiscal 2010, if the CMD Committee determines that EBIT is a positive number, the CMD Committee will use the percentages of EBIT discussed above to determine the maximum bonus awards that could be payable to the Named Executives for fiscal 2010. The CMD Committee then has the discretion to reduce, but not to increase, those bonus payouts. The CMD Committee may reduce the maximum bonus awards based on the annual incentive award opportunity for each Named Executive under the 1992 Bonus Plan and the Company’s overall performance during the fiscal year measured against pre-established financial goals that are set within the first 90 days of the fiscal year or on such alternative factors, if any, as it may deem appropriate. The CMD Committee has determined that EBIT, Sales and Cash Flow performance measures will be the primary measures of annual performance for fiscal 2010 under the 1992 Bonus Plan, weighted 53.3%, 33.3% and 13.3% respectively.

            For fiscal 2010, the CMD Committee has set the following individual annual incentive award opportunities for the Named Executives:

	Bonus as a % of Base Pay
Position	Threshold	Target	Outstanding
Chief Executive Officer.....................	40%	150%	390%
Other Named Executives...................	20%	75%	195%

            The threshold and target award opportunities are consistent with fiscal 2009 threshold and target award opportunities. For fiscal 2009, there was no cap on the maximum opportunity for the EBIT component of the annual bonus. For fiscal 2010, the CMD Committee determined that it was appropriate to cap the maximum opportunity for the EBIT component for consistency with the approach taken with respect to the other components of the annual bonus and with prevailing market practice.

Long-Term Incentive Compensation Program.   The CMD Committee approved design changes to the Company’s long-term incentive compensation program. The CMD Committee established a target amount for total long-term compensation for fiscal 2010 for each Named Executive consistent with prior year opportunities and determined that the Named Executives would receive 40% of the value of their long-term incentive award in stock options and 60% in performance shares. Performance shares are grants of restricted stock units under the Company’s 2009 Omnibus Incentive Compensation Plan (the “2009 Plan”) that vest after the performance period only if predetermined performance goals are met by the Company.

            The number of performance shares that a Named Executive will earn at the end of the 2010-2012 performance period may vary from zero to 150% of the target award, based upon consideration of the Company’s three-year performance relative to EBITDA (earnings before interest, taxes, depreciation and amortization) Margin and ROIC (return on invested capital) goals and subject to achievement of a pre-determined minimum required three-year cumulative EBITDA goal.  “Cumulative EBITDA” is defined as earnings before interest, taxes, depreciation and amortization earned over the three-year performance period as derived from the financial statements included in the Company’s Form 10-K, adjusted to eliminate the effects of asset impairments, restructurings, discontinued operations, extraordinary items, acquisitions, divestitures, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, as determined in accordance with generally accepted accounting principles, as applicable.

            If the minimum cumulative EBITDA goal for the performance period is not achieved, the award is not funded. If the minimum required cumulative EBITDA goal for the performance period is achieved, the maximum award of 150% of the target award of performance shares is funded.  The CMD Committee may then exercise negative discretion to adjust the maximum funded award to the actual number of performance shares to be paid to each Named Executive based on the Company’s performance against EBITDA Margin and ROIC objectives for the three-year performance period, weighted 70% and 30% respectively.

            The Named Executives received the following number of performance shares and stock options on March 19, 2010:

	Target Performance Shares (#)	Stock Options (#)
T. Lundgren.............................	173,192	169,025
K. Hoguet................................	38,056	37,140
T. Cole....................................	38,056	37,140
J. Greiner.................................	38,056	37,140
J. Grove...................................	38,056	37,140
R. Klein...................................	38,056	37,140
S. Kronick...............................	0	0

            The forms of stock option and performance restricted stock unit agreements under the 2009 Plan are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.  The forms of time-based restricted stock and time-based restricted stock unit agreements for grants that can be made under the 2009 Plan are also filed as Exhibits 10.3 and 10.4, respectively, to this Form 8-K.

2.         Employment Agreement Amendment.

            On March 19, 2009, the Board of Directors, upon the recommendation of the CMD Committee, approved an amendment to the employment agreement of Terry Lundgren, the Company’s Chief Executive Officer.   The amendment amends the description of the Annual Bonus in Exhibit A to the employment agreement to be consistent with the changes to the annual bonus program described above and includes an amended Schedule 1 to such Exhibit A.

            The description of the amendment to Mr. Lundgren’s employment agreement contained herein is qualified in its entirety by reference to the full text of the amendment which is filed as Exhibit 10.5 to this Form 8-K and incorporated by reference

Item 9.01.         Financial Statements and Exhibits.

(d)        Exhibits

10.1      Form of Nonqualified Stock Option Agreement under the 2009 Omnibus Incentive Compensation Plan

10.2      Form of Performance-Based Restricted Stock Unit Agreement under the 2009 Omnibus Incentive Compensation Plan

10.3      Form of Time-Based Restricted Stock Agreement under the 2009 Omnibus Incentive Compensation Plan

10.4      Form of Time-Based Restricted Stock Unit Agreement under the 2009 Omnibus Incentive Compensation Plan

10.5      Amendment to Employment Agreement between Terry J. Lundgren and Macy’s, Inc., dated March 19, 2010

MACY’S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY’S, INC.

Dated: March 25, 2010	By /s/ Joel A. Belsky
Name: Joel A. Belsky
Title: Executive Vice President and Controller

Index to Exhibits

Index

Number

10.1               Form of Nonqualified Stock Option Agreement under the 2009 Omnibus Incentive Compensation Plan

10.2               Form of Performance-Based Restricted Stock Unit Agreement under the 2009 Omnibus Incentive Compensation Plan

10.3               Form of Time-Based Restricted Stock Agreement under the 2009 Omnibus Incentive Compensation Plan

10.4               Form of Time-Based Restricted Stock Unit Agreement under the 2009 Omnibus Incentive Compensation Plan

10.5               Amendment to Employment Agreement between Terry J. Lundgren and Macy’s, Inc., dated March 19, 2010